UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 29, 2008

MERRIMAN CURHAN FORD GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Merriman Curhan Ford is cooperating in investigations by the Securities and Exchange Commission (SEC) and United States Attorneys Office in San Francisco into activities of a retail client and broker, the firm’s trading in certain stocks, and the firm’s supervisory system. Merriman Curhan Ford has retained outside counsel and is conducting its own inquiry into the issues raised by the government investigations.

In the course of its internal inquiry, Merriman Curhan Ford suspended a retail broker for violating the firm’s policies regarding the use of client account information. The broker appears to have assisted a retail client in obtaining loans from third parties using information from the accounts of other retail clients.

Merriman Curhan Ford was neither a borrower nor a lender in any of these loans. The company is focused on institutional firms and does not provide retail lending to individuals. The retail business of the broker under investigation accounted for approximately 1% of the firm’s total 2007 revenues.

All of the broker’s clients whose accounts were potentially impacted have been contacted. Merriman Curhan Ford will continue to review this matter and provide additional information to clients as it becomes available.

Merriman Curhan Ford will continue to cooperate fully with the United States Attorneys Office and the SEC.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN CURHAN FORD GROUP, INC.

Date: May 29, 2008	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer